                                                                       EXHIBIT 5

                     MORRISON COHEN SINGER & WEINSTEIN, LLP
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 735-8600
                            FACSIMILE: (212) 735-8705



                                 April 26, 2001


Wireless Telecom Group, Inc.
E. 64 Midland Avenue
Paramus, New Jersey 07652

                 Re: Registration Statement on Form S-8

Gentlemen:

                  You have requested our opinion with respect to the offer and sale by you, Wireless Telecom Group, Inc., a New Jersey corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), of up to 1,500,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), issuable upon exercise of stock options (the "Options") available for grant under the 2000 Stock Option Plan.

                  In our capacity as counsel to the Company in the connection referred to above, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

                  Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement and the Options will be duly and validly issued and fully paid and nonassessable.

                  We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                  Very truly yours,



                                  /s/ MORRISON COHEN SINGER & WEINSTEIN, LLP
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                                  MORRISON COHEN SINGER & WEINSTEIN, LLP